Exhibit 99.1

MYMD
FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DECEMBER 31, 2020 and 2019

MYMD PHARMACEUTICALS, INC.

F-1

Cherry Bekaert LLP
CPAs & Advisors

Report of Independent Public Accounting Firm

To the Board of Directors
MyMD Pharmaceuticals, Inc.
Tampa, Florida

Opinion on the Financial Statements

We have audited the accompanying balance sheets of MyMD Pharmaceuticals, Inc. (the "Company") as of December 31, 2020 and 2019, and the related statements of operations, stockholders' deficit, and cash flows for years then ended, and the related notes (collectively, referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We are required to be independent with respect to the Company in accordance with the relevant ethical requirements relating to our audit.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter - Going Concern Considerations

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the Company's Audit Committee and that (i) relates to accounts or disclosures that are material to the financial statements and (ii) involved especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Description of Matter

As described further in Note 2 to the financial statements, the Company has incurred losses each year from inception through December 31, 2020, and expects to incur additional losses in the future. Currently management's forecasts and related assumptions illustrate their ability to sufficiently fund operations and satisfy the Company's obligations as they come due for at least one year from the financial statement issuance date.

cbh.com

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Management made judgments to conclude that it is probable that the Company's plans will be effectively implemented and will provide the necessary cash flows to fund the Company's obligations as they become due. The judgments with the highest degree of impact and subjectivity in reaching this conclusion included assumptions underlying its forecasted cash expenditures, its ability to reduce operating expenditures and its ability to access funding. As a result, a high degree of auditor judgment and increased audit effort was required in performing audit procedures to evaluate the reasonableness of management's estimates.

How We Addressed the Matter in Our Audit

Our principal audit procedures performed to address this critical audit matter included the following:

- We obtained management's plans for dealing with the adverse effects of the conditions and events which give rise to substantial doubt.
- We tested the reasonableness of the forecasted uses and sources of cash used in management's assessment of whether the Company has sufficient liquidity to fund operations for at least one year from the financial statement issuance date. This testing included inquiries with management, assessed forecasted cash expenditures for reasonableness based on historical operations, consideration of positive and negative evidence impacting management's forecasts, the Company's financing arrangements in place as of the report date, market and industry factors and consideration of the Company's relationships with its financing partners.

We have served as the Company's auditor since 2020.

Cherry Bekaert LLP

Tampa, Florida
February 23, 2021

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MYMD PHARMACEUTICALS, INC.

Balance Sheets

december 31, 2020 AND 2019

	December 31,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash	$133,733	$132,023
Prepaid expenses and other current assets	1,218	17,472
Total Current assets	134,951	149,495

Intangible Assets	-	18,334
Total Assets	$134,951	$167,829

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Trade accounts payable	$1,025,063	$878,620
Due to Related Party	39,177	14,577
Accrued interest, related party	175,679	10,639
Loan Payable, related party	1,200,000	-
Paycheck Protection Program Loan	54,000	-
Total Current Liabilities	2,493,919	903,836

Line of credit, related party, net of unamortized debt discount	1,734,237	990,355

Total Liabilities	4,228,156	1,894,191

Stockholders’ Deficit
Common Stock $.0001 par value, 90,000,000 shares authorized 40,043,504 and 38,063,504 issued and outstanding as of December 31, 2020, and December 31, 2019, respectively	4,004	3,806
Additional Paid in Capital	43,411,488	36,848,064
Accumulated Deficit	(47,508,697)	(38,578,232)
Total Stockholders’ Deficit	(4,093,205)	(1,726,362)
Total Liabilities and Stockholders’ Deficit	$134,951	$167,829

The accompanying notes to the financial statements are an integral part of these statements.

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MYMD PHARMACEUTICALS, INC.

Statements of Operations

years ended december 31, 2020 and 2019

	December 31,	December 31,
	2020	2019
Revenues	$-	$-

Operating Costs:
General and administrative expenses (including $855,000, $3,577,550 of share-based compensation for 2020 and 2019, respectively)	3,304,673	5,764,986
Research and development expenses	2,241,431	3,627,739
Option modification expense	2,009,145	-
Total Operating Costs	7,555,249	9,392,725

Interest expense	(1,375,216)	(246,191)
Net Loss	$(8,930,465)	$(9,638,916)

The accompanying notes to the financial statements are an integral part of these statements.

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MYMD PHARMACEUTICALS, INC.

Statements of stockholders’ DEFICIT

years ended december 31, 2020 and 2019

			Additional
	Common Stock		Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balances, January 1, 2019	33,451,504	$3,345	$29,146,159	$(28,939,316)	$210,188
Sale of common stock	2,959,000	296	2,958,704	-	2,959,000
Issuance of common stock to shareholders	1,653,000	165	(165)	-	-
Issuance of stock options for debt issuance	-	-	1,165,816	-	1,165,816
Share based compensation	-	-	3,577,550	-	3,577,550
Net loss	-	-	-	(9,638,916)	(9,638,916)
Balances, December 31, 2019	38,063,504	3,806	36,848,064	(38,578,232	(1,726,362)
Sale of common stock	1,980,000	198	1,979,802	-	1,980,000
Issuance of stock options for debt issuance	-	-	839,457	-	839,457
Share based compensation	-	-	855,000	-	855,000
Option modification	-	-	2,889,165	-	2,889,165
Net loss	-	-	-	(8,930,465)	(8,930,465)
Balances, December 31, 2020	40,043,504	$4,004	$43,411,488	$(47,508,697)	$(4,093,205)

The accompanying notes to the financial statements are an integral part of these statements.

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MYMD PHARMACEUTICALS, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2020 AND 2019

	December 31,	December 31,
	2020	2019

Cash flows from Operating activities
Net loss	$(8,930,465)	$(9,638,916)
Adjustments to reconcile net loss to net cash flows from operating activities
Share based compensation	855,000	3,577,550
Option modification expense	2,009,145	-
Amortization of debt issuance costs	1,191,859	235,552
Non-cash amortization expense	18,334	18,333
Increase (decrease) in cash from changes in:
Prepaid expenses and other currrent assets	16,254	(12,180)
Accounts payable	146,443	489,235
Accrued interest, related party	165,040	10,639
Net cash flows from operating activities	(4,528,390)	(5,319,787)

Cash flows from Financing activities
Proceeds from sale of common stock	1,980,000	2,959,000
Proceeds from Paycheck Protection Program loan	54,000	-
Proceeds from line of credit, related party	1,680,241	1,920,619
Payments on line of credit, related party	(408,741)	-
Proceeds from loan payable, related party	1,200,000	-
Advances from related party	24,600	11,903
Net cash flows from financing activities	4,530,100	4,891,522

Net change in cash	1,710	(428,265)
Cash, beginning of year	132,023	560,288
Cash, end of year	$133,733	$132,023

Supplemental disclosure of cash flow information
Issuance of stock options for debt issuance costs	$839,457	$1,165,816
Modification of options recorded as increase in debt discount	$880,020	$-

The accompanying notes to the financial statements are an integral part of these statements.

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MYMD PHARMACEUTICALS, INC.

notes to the financial statements

december 31, 2020 anD 2019

Note 1—Description of business and summary of significant accounting policies

Description of Business – MyMD Pharmaceuticals, Inc. (“MyMD” or the “Company”) was formed in 2014 and is a Florida-based clinical development stage biopharmaceutical company that is developing its product candidate, MyMD-1, as an immunometabolic regulator to treat autoimmune diseases, ageing-related diseases. Substantive operations began in 2016 and the Company’s Investigative New Drug application was filed with the U.S. Food and Drug Administration in December 2018. The Company completed its first-in-human Phase 1 clinical trial in December 2019. Phase 2 clinical trials for autoimmune diseases are planned, pending available financing. The Company’s intellectual property portfolio consists of 12 granted patents (11 US and 1 foreign), 22 pending applications (5 US, 16 foreign, and 1 international application).

Pending Transactions – In November 2020, the Company entered into an Asset Purchase Agreement (the “Supera Agreement”) with Supera Pharmaceuticals, Inc. (“Supera”), a related company though common control, to be acquired by the Company through the issuance of 33,937,909 shares of common stock. The Company entered into the Supera Agreement concurrently with a Plan of Merger (the “Akers Merger”) that contemplates the merger of the Company with Akers Biosciences, Inc. (“Akers”), an existing NASDAQ listed public company. The combined company is expected to be renamed MyMD Pharmaceuticals Inc. and remain listed on the NASDAQ under the new ticker symbol “MYMD.” The combined company will be led by Chris Chapman, MD, who is President and Chief Medical Officer of MyMD, and Adam Kaplin, MD, who is Chief Scientific Officer of MyMD and Paul Rivard who is the VP of Operations and General Counsel. The combined company is planned to be headquartered in Baltimore, Maryland. Current Akers’ shareholders will own approximately 20% of the combined company and current MyMD’s shareholders will own approximately 80% of the combined company. The merger agreement also provides for additional contingent payments in cash and shares to the stockholders of MyMD under certain circumstances. The merger is expected to close in the first half of 2021 and is contingent upon approval of a shareholder vote of both the Company and Akers. As of February 23, 2021, neither the Supera Agreement nor the Akers Merger has been finalized.

Intangible Assets – Intangible assets relate to costs incurred to purchase the domain name of the Company’s website. The Company reviews its intangible assets for impairment whenever changes in circumstances indicate that the carrying amount of the assets may not be recoverable. No impairment of intangible assets was required for the years ended December 31, 2020 or 2019.

Income Taxes – Effective January 1, 2019, the Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective share of the Company’s taxable income.

Share-Based Compensation – The Company accounts for stock-based awards to employees and non-employees using the fair value-based method to determine compensation for all arrangements where shares of stock or equity instruments are issued for compensation. Fair value of each common stock option is estimated on the date of grant using the Black-Scholes valuation model that uses assumptions for expected volatility, expected dividends, expected term, and the risk-free interest rate. Expected volatility is based on historical volatility of a peer group’s common stock and other factors estimated over the expected term of the options. The expected term of the options granted is derived using the “simplified method” which computes expected term as the average of the sum of the vesting term plus the contract term. The risk-free rate is based on the U.S. Treasury yield.

Research and Development Expenses – Research and development costs are expensed in the period in which they are incurred and include the expenses paid to third parties, such as contract research organizations and consultants, who conduct research and development activities on behalf of the Company. Patent-related costs, including registration costs, documentation costs and other legal fees associated with the application, are expensed in the period in which they are incurred.

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MYMD PHARMACEUTICALS, INC.

notes to the financial statements

december 31, 2020 anD 2019

Note 1—Description of business and summary of significant accounting policies (continued)

Use of Estimates – The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results may differ from such estimates and such differences could be material.

Subsequent Events – The Company has evaluated subsequent events through February 23, 2021, in connection with the preparation of these financial statements, which is the date the financial statements were available to be issued.

Note 2—Liquidity and capital resources

Historically, the Company has been primarily engaged in developing MyMD-1. In the course of these activities, the Company has sustained substantial losses. The Company’s ability to fund ongoing operations and future clinical trials required for Food and Drug Administration approval is dependent on the Company’s ability to obtain significant additional external funding in the near term. Since inception, the Company financed its operations through the sale of common stock and related party financings. See Note 3 for details of a related party line of credit established in 2019. In November 2020, the Company entered into a $3,000,000 secured promissory note agreement with Akers. See Note 4 for further details. Upon the consummation of the Merger discussed above in Note 1 with Akers, both the related party loan and line of credit will be repaid in full. Additional sources of financing may be sought by the Company. However, there can be no assurance that any fundraising will be achieved on commercially reasonable terms, if at all.

The Company expects to be able to fund operations through the anticipated merger, or through the first quarter of 2022, with available borrowings on the related party line of credit and loan payable. Should actual cash expenditures exceed management’s budget, the Company may be forced to curtail operations along with implementing other cost-saving measures, such as a reduction in staff, reducing the use of outside professional service providers, or significantly modifying or delaying the development of our product candidate.

Note 3—Line of credit, related party

In May 2019, the Company entered into a revolving credit facility which allows for borrowings of up to $5,000,000 with a shareholder. The facility had an initial term of 18 months, which was extended to July 31, 2021 and further extended to December 31, 2022, at which time all outstanding borrowings and accrued interest, if any, are due in full. Borrowings accrue interest at a rate of 5% per annum. Pursuant to the terms of the agreement, the Company must issue a number of common stock options to the lender based on the total borrowings under the facility, with each dollar borrowed requiring the issuance of one common stock option. Upon issuance, each common stock option will immediately vest at an exercise price of $1.00. During the years ended December 31, 2020 and 2019, the Company issued 1,385,241 and 1,920,619 common stock options, respectively, to the lender based on actual borrowings. The estimated fair market value of the common stock options totaled $839,456 and $1,165,816 for the year ended December 31, 2020 and 2019, respectively. This has been recorded as a direct reduction in the carrying value of the related debt on the accompanying balance sheets. During 2020, the Company modified the options issued to the counterparty, the fair value of which was recorded as an increase in the debt discount. See Note 7 for more information. As of December 31, 2020, the unamortized debt discount totaled $1,457,882 and the principal balance totaled $3,192,119. The Company anticipates repaying the line of credit when the merger transaction closes, or alternatively through proceeds from an anticipated offering.

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MYMD PHARMACEUTICALS, INC.

notes to the financial statements

december 31, 2020 anD 2019

Note 4—Loan payable, related party

On November 11, 2020, Akers agreed to loan MyMD up to $3,000,000 pursuant to a secured promissory note. The note bears interest at 5% per annum and is secured by a first lien on MyMD’s assets. All outstanding principal and interest is due upon maturity, the earlier of April 15, 2022 or the date the Akers Merger is consummated. As of December 31, 2020, the principal outstanding balance of the note was $1,200,000. In January 2021, the Company has received an additional $600,000, in proceeds under the secured promissory note.

Note 5—Paycheck Protection Program Loan

On April 16, 2020, the Company received loan proceeds in the amount of approximately $54,000 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels.

The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period. The unforgiven portion of the PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments through the date that the SBA remits the borrower’s loan forgiveness amount to the lender. The Company intends to use the proceeds for purposes consistent with the PPP. While the Company currently believes that its use of the loan proceeds will meet the conditions for forgiveness of the loan, the Company cannot assure that it will not take actions that could cause the Company to be ineligible for forgiveness of the loan, in whole or in part. Accordingly, the Company has classified the loan proceeds in accordance with the payment terms of the PPP loan agreement.

Presently, the SBA and other government communications have indicated that all loans in excess of $2 million including loans with affiliates will be subject to audit and that those audits could take up to seven years to complete. If the SBA determines that the PPP loan was not properly obtained and/or expenditures supporting forgiveness were not appropriate, the Company will need to repay some or all of the PPP loan.

Note 6—Capital stock

Classes of Stock – The Company has the authority to issue 100,000,000 shares of capital stock, consisting of 90,000,000 shares of common stock and 10,000,000 shares of undesignated preferred stock, whose rights and privileges will be defined by the Board of Directors when a series of preferred stock is designated.

Share Issuance – Prior to 2019, the Company sold shares of common stock at prices above the current price of $1.00 per share. In 2019, the Company issued additional shares to those investors to bring their average share purchase price commensurate with the $1.00 per share value. As a result of this share repricing, the Company issued 1,653,000 shares of common stock for no additional proceeds during the year ended December 31, 2019.

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MYMD PHARMACEUTICALS, INC.

notes to the financial statements

december 31, 2020 anD 2019

Note 7—Share-based compensation

In 2016, the Company adopted the MyMD Pharmaceuticals, Inc. Amended and Restated 2016 Equity Incentive Plan (the “Plan”) to enable the Company to grant options to purchase common stock to employees, consultants, and non-employee directors of the Company. The Company has currently reserved 50,000,000 shares of its common stock for issuance under the Plan.

Following is the status of outstanding stock options as of December 31, 2020 and 2019 and changes therein for the years then ended:

		Weighted	Weighted
		Average	Average
	Number	Exercise	Remaining
	of Shares	Price	Life
Outstanding December 31, 2018	31,332,500	$1.00	9.21 Years
Granted	8,010,619	$1.00
Outstanding December 31, 2019	39,343,119	$1.00	8.52 Years
Granted	2,810,241	$1.00
Cancelled	(31,300,000)	$1.00
Outstanding December 31, 2020	10,853,360	$1.00	7.98 Years

All stock options outstanding as of December 31, 2020 and 2019 are fully vested and exercisable. As of December 31, 2020, there was no unrecognized share-based compensation. During 2020, the Company and a shareholder entered into an option termination agreement in connection with the proposed merger. As a result, 31,300,000 fully vested stock options were cancelled.

On November 10, 2020, the Company amended its non-qualified stock option award agreement for all outstanding options. The amendment provided that the remaining term of the Option will continue until the second anniversary of the completion of a Reorganization Event, which will be deemed to have occurred upon the consummation of the pending merger with Akers discussed above in Note 1. As such, all outstanding options will expire two years after the merger transaction has been completed. In conjunction with this option modification, the Company recorded $2,009,145 of expense for the additional value provided to the option holders. Additionally, the Company recorded $880,020, of debt discount relating to outstanding options issued in conjunction with the related party line of credit discussed above in Note 3. This has been recorded as a direct reduction in the carrying value of the related debt on the accompanying balance sheets.

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MYMD PHARMACEUTICALS, INC.

notes to the financial statements

december 31, 2020 anD 2019

Note 7—Share-based compensation (continued)

The following table shows the assumptions used in calculating the fair value under the Black-Scholes option valuation model for stock options issued by the Company during the years ended December 31, 2020 and 2019:

	December 31,	December 31,
	2020	2019
Common stock grant date fair value	$1.00	$1.00
Risk free interest rate	0.27% - 1.43%	1.37% - 2.42%
Expected dividend yield	0%	0%
Expected term	5 years	5 years
Expected stock volatility	73.0% - 75.8%	70.9% - 72.4%

Note 8—Patent assignment and royalty agreement

In November 2016, the Company entered into an agreement with the holders of certain intellectual property relating to the Company’s current product candidate. Under the terms of the agreement, the counterparty assigned its rights and interest in certain patents to the Company in exchange for future royalty payments based on a fixed percentage of future revenues, as defined. The agreement is effective until the later of (1) the date of expiration of the assigned patents or (2) the date of expiration of the last strategic partnership or licensing agreement including the assigned patents.

Note 9—Related party transactions

Line of Credit – See Note 3.

Loan Payable – See Note 4.

Travel Expenses – During the year ended December 31, 2020 and 2019, the Company paid $793,000, of which $24,600 remained outstanding as of December 31, 2020, and $1,379,000, respectively, in travel-related expenses to a related party, which is included in general and administrative expenses in the accompanying statements of operations.

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